As filed with the Securities and Exchange Commission on November 13, 2000

                                         Registration No. 333-
----------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                            -----------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                            -----------------

                               SEMPRA ENERGY
             (Exact name of registrant as specified in its charter)

       California                                      33-0732627
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)               Identification Number)

                            -----------------


                              101 Ash Street
                       San Diego, California 92101
                              (619) 696-2034
(Address of principal executive offices, Zip Code, and telephone number)


                               SEMPRA ENERGY
                        EMPLOYEE STOCK INCENTIVE PLAN
                          (Full title of the plan)

                             -----------------


                            JOHN R. LIGHT, ESQ.
                              Sempra Energy
                              101 Ash Street
                        San Diego, California 92101
                              (619) 696-2034
          (Name, address including zip code, and telephone number,
                 including area code, of agent for service)



                    CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------
                                                  Proposed
                                   Proposed        Maximum
Title of Each          Amount       Maximum       Aggregate   Amount of
Class of Securities    To Be       Offering        Offering Registration
to be Registered     Registered  Price Per Share    Price        Fee
----------------------------------------------------------------------
Common Stock,       10,000,000
no par value(1)     shares (2)    $21.22(3)   $212,200,000(3) $56,020.80
----------------------------------------------------------------------

(1) Includes one Class A Junior Participating Preferred Stock Purchase Right for each share of Common Stock, exercisable on the terms and conditions specified therein. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock and the value attributable to them, if any, is reflected in the value of the Common Stock.

(2) Represents the aggregate number of shares of Common Stock reserved for issuance under the Sempra Energy Employee Stock Incentive Plan.

(3) Estimated in accordance with Rules 457(c) and 457(h)(i) solely for purposes of computing the registration fee and based on the average of the high and low price of shares of Sempra Energy Common Stock the New York Stock Exchange on November 7, 2000.


----------------------------------------------------------------------

                                 Part I
Item 1.  Plan Information.

     Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this Registration Statement.

                                 Part II

Item 3.  Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference and deemed to be part of this Registration Statement.

-- Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 29, 2000;

-- Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 5, 2000;

-- Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 14, 2000;

-- Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed on November 13, 2000;

--  Current Report on Form 8-K filed on February 22, 2000;

--  Current Report on Form 8-K filed on March 9, 2000;

--  Current Report on Form 8-K filed on March 30, 2000;

--  Current Report on Form 8-K filed on April 28, 2000;

--  Current Report on Form 8-K filed on August 2, 2000;

--  Current Report on Form 8-K filed on October 26, 2000; and

-- The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on June 5, 1998.

     All documents that are filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this Registration Statement and the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     A statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is also incorporated in this Registration Statement modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Registrant's Articles of Incorporation and Bylaws eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of the Registrant shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. In addition, the Registrant has entered into indemnification agreements with its directors and officers which generally provide for indemnification of the officers and directors to the fullest extent permitted under California law. The Registrant maintains liability insurance and is insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

     The directors and officers of the Registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Sempra Energy.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Sempra Energy pursuant to the foregoing provisions, Sempra Energy has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     The following exhibits are filed as part of the Registration
Statement:

     3.1    Amended and Restated Articles of Incorporation of the
Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-3 dated April 29, 1998, File No. 333-51309).

     3.2 Bylaws of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-8 dated June 5, 1998, File No. 333-56161).

     5.1    Opinion of Gary W. Kyle, Chief Corporate Counsel.

     23.1   Independent Auditors' Consent.

     23.2   Consent of Gary W. Kyle (included in Exhibit 5.1).

     24.1   Power of Attorney (included in signature page).


Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

    (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 7th day of November, 2000.

                                      SEMPRA ENERGY

                                      By: STEPHEN L. BAUM
                                          -----------------
                                          Stephen L. Baum
                                          Chairman,
                                          Chief Executive Officer
                                          and President


                         POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen L. Baum, Neal
E. Schmale and John R. Light and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) and supplements to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                      Date
----------------------------------------------------------------------
                                Chairman,
                        Chief Executive Officer,
STEPHEN L. BAUM          President and Director       November 7, 2000
-----------------
Stephen L. Baum



                      Executive Vice President and
NEAL E. SCHMALE         Chief Financial Officer       November 7, 2000
-----------------
Neal E. Schmale



FRANK H. AULT        Vice President and Controller    November 7, 2000
-----------------
Frank H. Ault



HYLA H. BERTEA                 Director               November 7, 2000
-----------------
Hyla H. Bertea



ANN L. BURR                    Director               November 7, 2000
-----------------
Ann L. Burr



HERBERT L. CARTER              Director               November 7, 2000
-----------------
Herbert L. Carter



RICHARD A. COLLATO             Director               November 7, 2000
-----------------
Richard A. Collato



DANIEL W. DERBES               Director               November 7, 2000
-----------------
Daniel W. Derbes



WILFORD D. GODBOLD, JR.        Director               November 7, 2000
-----------------
Wilford D. Godbold, Jr.



WILLIAM D. JONES               Director               November 7, 2000
-----------------
William D. Jones



RALPH R. OCAMPO                Director               November 7, 2000
-----------------
Ralph R. Ocampo



WILLIAM G. OUCHI               Director               November 7, 2000
-----------------
William G. Ouchi



RICHARD J. STEGEMEIER          Director               November 7, 2000
-----------------
Richard J. Stegemeier



THOMAS C. STICKEL              Director               November 7, 2000
-----------------
Thomas C. Stickel



DIANA L. WALKER                Director               November 7, 2000
-----------------
Diana L. Walker



                             EXHIBIT INDEX

   EXHIBIT
   -------
     3.1 Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-3 dated April 29, 1998, File No. 333-51309).

     3.2 Bylaws of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-8 dated June 5, 1998, File No. 333-56161).

     5.1     Opinion of Gary W. Kyle, Chief Corporate Counsel.

     23.1    Independent Auditors' Consent.

     23.2    Consent of Gary W. Kyle (included in Exhibit 5.1).

     24.1    Power of Attorney (included in signature page).